Exhibit 99.1

                                  (Letterhead)

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
PracticeXpert Services Corp.

We have audited the accompanying consolidated balance sheets of PracticeXpert Services Corp., a California corporation and subsidiaries (the "Company") as of December 31, 2002 and 2001 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PracticeXpert Services Corp. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $362,959 including a net loss of $95,244 for the year ended December 31, 2002. These factors as discussed in
Note 17 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 17. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Kabani & Company, Inc.


KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
June 25, 2003

                          PRACTICEXPERT SERVICES CORP.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001

   ASSETS
                                                       2002         2001
                                                   ----------   ----------
CURRENT ASSETS:
    Cash & cash equivalents                        $   33,972   $   13,411
    Inventory                                          14,500           --
    Accounts receivable                               197,952       67,118
    Other current assets                                7,978        9,956
                                                   ----------   ----------
            Total current assets                      254,402       90,485
PROPERTY AND EQUIPMENT, net                           134,988       23,605
OTHER ASSETS
    Restricted cash                                   175,000      200,000
    Deposits                                            7,235           --
INTANGIBLES:
    Software, net                                     172,909           --
    Client lists, net                               1,568,066           --
                                                   ----------   ----------
                                                   $2,312,600   $  314,090
                                                   ==========   ==========

  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Accounts payable & accrued expenses            $  560,338       45,010
    Loans payable -- related party                    211,505      476,758
    Notes payable                                     249,061       50,000
    Dividends payable                                  39,000           --
                                                   ----------   ----------
            Total current liabilities               1,059,904      571,768
Note Payable, related party -- long term              264,806           --

COMMITMENTS
STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock -- unclassified, authorized
        shares 3,000,000,  no par value
       none issued
    Preferred  stock  convertible  --  Series  A,
       8%,  no par value
       2,000,000  shares  authorized;  950,000
       and  0  issued  and
       outstanding
   at December 31, 2002 and 2001, respectively        950,000           --
Common stock, no par value, 50,000,000 shares
   authorized;
  4,717,500 and 4,011,250 issued and outstanding
  at December 31, 2002
  and 2001, respectively                              195,849       10,037
Shares to be issued                                   205,000           --
Accumulated deficit                                  (362,959)    (267,715)
                                                  -----------  -----------
        Total stockholders' equity (deficit)          987,890     (257,678)
                                                  -----------  -----------
                                                  $ 2,312,600      314,090
                                                  ===========  ===========
                                                            0            0

                          PRACTICEXPERT SERVICES CORP.
                      CONSOLIDATED STATEMENTS OF OPERATION
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                    2002           2001
                                               -----------    -----------
Net revenue                                    $ 1,852,934    $   932,650
Operating expenses                               2,112,533        990,722
                                               -----------    -----------
Loss from operations                              (259,599)       (58,072)
Non-operating Income (expense):
      Gain on forgiveness of debt                  302,779             --
      Interest income                                4,665          1,766
      Interest expense                            (102,489)       (34,084)
                                               -----------    -----------
      Total non-operating income (expense)         204,955        (32,318)
                                               -----------    -----------
Net loss before income tax                         (54,644)       (90,390)
Income taxes                                         1,600          1,600
                                               -----------    -----------
Net loss                                           (56,244)       (91,990)
Dividend requirement for preferred stock           (39,000)            --
                                               -----------    -----------
Net loss applicable to common shareholders     $   (95,244)   $   (91,990)
                                               ===========    ===========
Basic and diluted weighted average number of
    common stock outstanding*                    4,190,195      4,011,250
                                               ===========    ===========
Basic and diluted net loss per share           $     (0.02)   $     (0.02)
                                               ===========    ===========

* The basic and diluted net loss per share has been restated to retroactively effect reorganization at March 31, 2002.

Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

                          PRACTICEXPERT SERVICES CORP.
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                  Preferred Stock       Common Stock
                                                          -----------------------  -------------------------
                                                           Number of                 Number of                  Shares to
                                                            shares       Amount       shares        Amount      be issued
                                                          ----------   ----------  -------------  ----------   ----------
Balance at January 1, 2001                                        --   $       --   $   50,037       10,037    $       --
Net loss for the year ended December 31, 2001                     --           --           --           --            --
                                                          ----------   ----------   ----------   ----------    ----------
                                                          ----------   ----------   ----------   ----------    ----------
Balance at December 31, 2001                                      --           --       50,037       10,037            --
Contribution by shareholers                                       --           --           --      155,499            --
Reorganization                                                    --           --    3,961,213           --            --
Acquisitions of HAMC                                              --           --      488,750       24,438            --
Acquisition of KR Johnson                                         --           --      117,500        5,875            --
Issuance of shares for cash                                       --           --      100,000      200,000            --
200,000 shares of preferred stock to be issued
in exchange for common stock issued                               --           --           --     (200,000)      200,000
Issuance of shares for settlement of debt                    950,000      950,000           --           --            --
100,000 shares of common stock to be issued for service           --           --           --           --         5,000
Net loss for the year ended December 31, 2002                     --           --           --           --            --
                                                          ----------   ----------   ----------   ----------    ----------
Balance at December 31, 2002                                 950,000   $  950,000    4,717,500   $  195,849    $  205,000
                                                          ==========   ==========   ==========   ==========    ==========


                                                                              Total
                                                              Accumulated  stockholders'
                                                                deficit   equity (deficit)
                                                              ----------  ---------------
Balance at January 1, 2001                                    $ (175,725)   $ (165,688)
Net loss for the year ended December 31, 2001                    (91,990)      (91,990)
                                                              ----------    ----------
                                                              ----------    ----------
Balance at December 31, 2001                                    (267,715)     (257,678)
Contribution by shareholers                                           --       155,499
Reorganization                                                        --            --
Acquisitions of HAMC                                                  --        24,438
Acquisition of KR Johnson                                             --         5,875
Issuance of shares for cash                                           --       200,000
200,000 shares of preferred stock to be issued
in exchange for common stock issued                                   --            --
Issuance of shares for settlement of debt                             --       950,000
100,000 shares of common stock to be issued for service               --         5,000
Net loss for the year ended December 31, 2002                    (95,244)      (95,244)
                                                              ----------    ----------
Balance at December 31, 2002                                  $ (362,959)   $  987,890
                                                              ==========    ==========

                          PRACTICEXPERT SERVICES CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                     2002         2001
                                                                  ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                    $ (95,244)   $ (91,990)
      Adjustments to reconcile net loss to net cash provided by
         operating activities:
           Gain on forgiveness of debt                             (302,779)          --
           Depreciation and amortization                            222,177       48,701
           Shares to be issued for services                           5,000           --
           (Increase) decrease in current assets
                   Accounts receivable                             (130,834)     (40,825)
                   Inventory                                           (500)          --
                   Other current assets                              10,242       92,830
           Increase in current liabilities:
                   Accounts payable and accrued expense             592,305       26,545
                   Dividends payable                                 39,000           --
           Increase of other assets
                   Deposit                                           (7,235)          --
                                                                  ---------    ---------
      Total Adjustments                                             427,376      127,251
                                                                  ---------    ---------
           Net cash provided by operating activities                332,132       35,261
                                                                  ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
           (Increase) decrease in restricted cash                    25,000      (97,525)
           Cash received in acquisition of subsidiary                78,846           --
           Cash paid in acquisition of subsidiaries                (620,738)          --
           Development of software                                 (191,326)          --
           Purchase of property & equipment                        (110,805)          --
                                                                  ---------    ---------
           Net cash used in investing activites                    (819,023)     (97,525)
                                                                  ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
           Proceed (payment) of loans from related party            178,991      (32,270)
           Proceed of notes payable                                 128,461       50,000
           Proceeds from notes receivable                                --       55,725
           Cash received for shares to be issued                    200,000           --
                                                                  ---------    ---------
           Net cash provided by financing activities                507,452       73,455
                                                                  ---------    ---------
NET INCREASE IN CASH & CASH EQUIVALENTS                              20,561       11,191
CASH & CASH EQUIVALENTS, BEGINNING BALANCE                           13,411        2,220
                                                                  ---------    ---------
CASH & CASH EQUIVALENTS, ENDING BALANCE                           $  33,972    $  13,411
                                                                  =========    =========




                          PRACTICEXPERT SERVICES CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Business activity and company history

PracticeXpert Services Corp. (the Company) was incorporated on August 11, 2001 in the State of California, under the name Care Delivery Services Corporation. On October 22, 2001, the Company filed an amendment to its articles of incorporation to change the Company's name to PracticeXpert Services Corp.

PracticeXpert Services Corp., a healthcare technology and services company, is in the business of developing and deploying systems, technologies and services designed to improve operational efficiencies, reduce billing errors and enhance cash flow for medical practitioners. Its services revolve around PracticeXpert's flagship patent-pending hand-held patient encounter system, PracticeXpert(TM), and include medical billing, collections, transcription, clinical trial accruals, contracting and practice management. PracticeXpert bundles its technology applications with its billing and other practice management services to provide a complete and integrated solution to its physician customers.

On March 15, 2002, the Company closed a transaction, whereby it acquired all of the issued and outstanding shares of capital stock of Healthcare Administrative Management Corporation (HAMC), a California corporation which was 100% owned by an individual, who was also 15% shareholder of the Company. In exchange for all of the shares common stock of HAMC, the Company issued a promissory note of $650,000 and 488,750 shares of the Company's common stock.

Healthcare Administrative Management Corporation (HAMC), a California corporation was formed on July 29, 1997. HAMC specializes in the billing services utilizing systems which physicians or nurse practitioners track patient care data critical for reimbursement of medical bills by insurance companies and government agencies.

Prior to the acquisition of HMAC, the Company was a shell company with insignificant operations. Accordingly, the acquisition of HMAC (the "Predecessor Company") has been accounted for as a recapitalization of HMAC. The historical financial statements presented are the financial statements of HMAC.

In June 2002, the Company closed a transaction, whereby it acquired all of the issued and outstanding shares of capital stock of K.R. Johnson and Associates
(KRJA), an Idaho corporation which was 100% owned by an individual. In exchange for all of the shares common stock of KRJA, the Company paid cash for $525,000 and issued promissory notes for $475,000 and 117,500 shares of the Company's common stock.

K.R. Johnson and Associates (KRJA), an Idaho corporation was formed on December 22, 1995. KRJA provides healthcare consulting and management services. The services include accounts receivable management, practice management, transcription, practice audits, medical billing and new practice startups.

Note 2 - Summary of significant accounting policies

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its 100% wholly owned subsidiaries, HAMC and KRJA. All significant inter-company accounts and transactions have been eliminated in consolidation. The historical results for the year ended December 31, 2002 include the Company, HAMC and KRJA (from the acquisition date) while the historical results for the year ended December 31, 2001include the Company and HAMC.

                          PRACTICEXPERT SERVICES CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Restricted cash

The Company's notes from the bank are secured by the certificate of deposit. (Note 9)

Inventory

Inventories of MicroMed User licenses are valued at the lower of average cost or market on a first-in first-out (FIFO) method.

Accounting for the costs of computer software developed or obtained for internal use

In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (ASEC of AICPA) issued Statement of position (SOP) No. 98-1, "Accounting for the costs of computer software developed or obtained for internal use", effective for fiscal years beginning after December 15, 1998. SOP N0. 98-1 requires that certain costs of computer software developed or obtained for internal use be capitalized and amortized over the useful life of the related software. . The Company capitalizes cost of computer software once a working model is developed.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 101. Revenue is recognized when services are rendered or products delivered. Generally, the Company extends credit to its customers/clients and does not require collateral. The Company performs ongoing credit evaluations of its customers/clients.

Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Advertising

The Company expenses advertising costs as incurred.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS

                          PRACTICEXPERT SERVICES CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The company uses the intrinsic value method prescribed by APB25 and has opted for the disclosure provisions of SFAS No.123. The Company has not issued any stock options through December 31, 2002.

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire services based on the fair value of the services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Currently, SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

Note 3 - Recent pronouncements

In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The adoption of SFAS 145 does not have a material effect on the earnings or financial position of the Company.

In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability

                          PRACTICEXPERT SERVICES CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3 a liability for an exit cost as defined, was recognized at the date of an entity's commitment to an exit plan. The adoption of SFAS 146 does not have a material effect on the earnings or financial position of the Company.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. . The adoption of SFAS 147 does not have a material effect on the earnings or financial position of the Company.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. . The adoption of this pronouncement does not have a material effect on the earnings or financial position of the Company.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003. . The adoption of SFAS 148 does not have a material effect on the earnings or financial position of the Company.

On April 30, 2003, the FASB issued FASB Statement No. 149 (FAS 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 (FAS
133), Accounting for Derivative Instruments and Hedging Activities. FAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. FAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial position or results of operations or cash flows.

On May 15, 2003, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 150 (FAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. FAS 150 changes the accounting for certain financial instruments that, under previous guidance,

                          PRACTICEXPERT SERVICES CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, FAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. FAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) FAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in FAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of FAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

Note 4 - Accounts receivable

The Company has accounts receivable balances of $197,952 and $67,118 as of December 31, 2002 and 2001, respectively. In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

Note 5 - Other current assets

Other current assets consist of the following:

                                      2002         2001
                                     ------       ------
             Prepaid expense         $7,978       $  410
             Other receivable          --          6,279
             Employee advance          --          3,267
                                     ------       ------
                                     $7,978       $9,956
                                     ======       ======

Note 6 - Intangible assets

During the year ended December 31, 2002, the Company capitalized internal and external costs of $191,326 incurred to develop internal-use computer software during the application and development stage. Capitalized software is amortized over a period of 5 years using the straight-line method. Amortization began when the software was available for its intended use. The accumulated amortization at December 31, 2002 amounted to $18,417. The Company evaluates capitalized software cost for recoverability and writes down such costs if the unamortized cost is lower than its net realizable value.

The Company has client lists acquired through purchase of subsidiaries in the year ended December 31, 2002 valued at $1,699,900 as of December 31, 2002. This client list is amortized over one to nine years. The accumulated amortization at December 31, 2002 amounted to $131,834.

Note 7 - Accounts payable and accrued expenses

Accounts payable and accrued expenses consist of the following:

                                                      2002           2001
                                                   --------       --------
          Accounts payable                         $108,026       $  9,325
          Client advances                            13,621             --
          Accrued expenses                          347,632         35,685
          Pension/profit sharing payable             85,662             --
          Payroll tax payable                         5,397             --
                                                   --------       --------
                                                   $560,338       $ 45,010
                                                   ========       ========

                          PRACTICEXPERT SERVICES CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Loans payable, related parties

            ---------------------------------------------------------------------------------------------------
                                                                                      2002              2001
                                                                                      ----              ----
            ---------------------------------------------------------------------------------------------------
            Loans  payable-  shareholders  bearing  interest  at 8%, due July 1,   $ 418,395          $ 300,052
            2005, collateralized by 267,926 shares of the Company's common stock
            ---------------------------------------------------------------------------------------------------
            Loans payable-  shareholders  bearing interest at 8%, due on demand,      57,916
            unsecured
            ---------------------------------------------------------------------------------------------------
            Loans  payable-  related  company,  interest  free,  due on  demand,
            unsecured                                                                     --            176,706
                                                                                   ---------          ---------
            ---------------------------------------------------------------------------------------------------
            Total                                                                    476,311            476,758
            ---------------------------------------------------------------------------------------------------
            Less: non current portion                                                264,806                 --
                                                                                   ---------          ---------
            ---------------------------------------------------------------------------------------------------
            Current portion                                                        $ 211,505          $ 476,758
                                                                                   =========          =========
            ---------------------------------------------------------------------------------------------------

Note 9 -Notes payable

            ---------------------------------------------------------------------------------------------------
                                                                                      2002              2001
                                                                                      ----              ----
            ---------------------------------------------------------------------------------------------------
            Note  payable-  interest rate 9.5%,  due August 1, 2004,  secured by inventory, chattel paper, accounts, equipment and general

            intangibles                                                           $   74,161         $       --
            ---------------------------------------------------------------------------------------------------
            Note payable-  interest  rate 3.9% in 2002 and 4.4% in 2001,  due on
            Dec. 19, 2003, secured by a certificate of deposit                       174,900             50,000
                                                                                  ----------         ----------
            ---------------------------------------------------------------------------------------------------
            Total                                                                    249 ,061            50,000
            ---------------------------------------------------------------------------------------------------
            Less: non current portion                                                     --                 --
                                                                                  ----------         ----------
            ---------------------------------------------------------------------------------------------------
            Current portion                                                        $ 249,061          $  50,000
                                                                                  ==========         ==========
            ---------------------------------------------------------------------------------------------------

Note 10 - Gain on forgiveness of debts

As a part of the transaction on March 15, 2002, whereby the Company acquired all of the issued and outstanding shares of capital stock of HAMC, which was 100% owned by an individual who was also 15% shareholder of the Company, the outstanding loan balance as of this date of $302,779 was forgiven and the Company recorded this as a gain on forgiveness of debts in the financial statements.

Note 11 - Stockholder's equity

Preferred stock:

On March 31, 2002, the Company filed its Certificate of Designation to change the issuance of preferred stock. The Company is authorized to issue 5,000,000 shares of Preferred stock with no par value, of which 2,000,000 shares were classified as series A.

The Series A convertible Preferred stock is convertible into the common stock, equal to one share of common stock for each share of preferred stock. The holders of the Series A convertible stock are entitled to receive dividends at the rate of 8% per annum, to accrue monthly and to be paid in cash at the determination of the corporation, such dividend to be calculated based on a value of $1.00 per share. The holder may convert all or any part of the unpaid dividends, into shares of Series A preferred, at the rate of $1.00

                          PRACTICEXPERT SERVICES CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

per share. The Series A convertible Preferred stock with a stated value of $1.00 shall have no voting rights.

As of December 31, 2002, the Company has 950,000 shares of the Series A convertible preferred stock outstanding which was issued in exchange of $950,000 of notes payable to shareholders. In addition, the Company has 200,000 shares of the Series A convertible preferred stock to be issued in exchange for 100,000 shares of common stock. Dividends of $39,000 were accrued for the year ended December 31, 2002.

Common stock:

On March 15, 2002, the Company acquired all of the issued and outstanding shares of capital stock of Healthcare Administrative Management Corporation (HAMC). In exchange for all of the shares common stock of HAMC, the Company issued 488,750 shares of the Company's common stock valued at $24,438.

As a part of the reorganization, the Company issued 3,961,213 shares to the shareholders and outstanding loans of $155,499 from the shareholders were forgiven.

On June 30, 2002, the Company issued 100,000 shares of the Company's common stock in exchange for all of the shares common stock of KRJA valued at $5,000 and issued 17,500 shares of common stock for services related to this acquisition valued at $875.

During the year ended December 31, 2002, the Company issued 100,000 shares of common stock for cash received amounting $200,000. These shares are to exchange with 200,000 shares of the preferred stock.

As of December 31, 2002, the Company had 100,000 shares to be issued for consulting services received amounting $5,000.

The valuation of shares was based upon cash received for the shares of the closest date to the transaction date.

Note 12 - Basic and diluted net loss per share

Basic and diluted net loss per share for the years ended December 31, 2002 and 2001 were determined by dividing net loss for the year by the weighted average number of basic and diluted shares of common stock outstanding. Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

Note 13 - Supplemental disclosure of cash flows

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

Cash flow statements for the year ended December 31, 2002 do not include the effects of the following transaction:

The Company incurred a consulting expense of $5,000 for 100,000 shares of common stock to be issued as of December 31, 2002.

The Company issued 950,000 shares of the Series A convertible preferred stock in exchange of $950,000 of notes to shareholders in 2002.

                          PRACTICEXPERT SERVICES CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The non-cash acquisitions of subsidiaries have been excluded from the cash flow statements.

The Company paid $1,600 and $-0- for income tax during the year ended December 31, 2002 and 2001, respectively. The Company paid $27,127 and $-0- for interest during the year ended December 31, 2002 and 2001, respectively.

Note 14 - Income taxes

No provision was made for income taxes since the Company has net operating loss. At December 31, 2002 and 2001, the Company has a net operating loss for federal tax purposes of approximately $266,000 and $-0-. Differences between financial statement and tax losses consist primarily of amortization allowance were immaterial at December 31, 2002 and 2001. The net operating losses carryforward may be used to reduce taxable income through the year 2022. The availability of the Company's net operating losses carryforward are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The Company has deferred tax assets of approximately $106,000 and $-0- at December 31, 2002 and 2001 relating to its net operating losses carried forward. A valuation allowance is provided for deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company provided a 100% valuation allowance for these deferred tax assets.

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Consolidated Statements of Operations:

                                                  December 31,    December 31,
                                                     2002           2001
                                                     ----           ----

Tax expense (credit) at statutory rate-federal       (34)%          (34)%
State tax expense net of federal tax                  (6)            (6)
Permanent differences                                  1              1
Changes in valuation allowance                        39             39
                                                    ----           ----
Tax expense at actual rate                            --             --.
                                                    ====           ====

Note 15 - Acquisition

On March 15, 2002, the Company closed a transaction, whereby it acquired all of the issued and outstanding shares of capital stock of Healthcare Administrative Management Corporation (HAMC), a California corporation which was 100% owned by an individual, who was also 15% shareholder of the Company. In exchange for all of the shares common stock of HAMC, the Company issued a promissory note of $650,000 and 488,750 shares of the Company's common stock. As a result of this transaction, the former shareholder of HAMC became 25% shareholder of the Company.

On June 30, 2002, the Company closed a transaction, whereby it acquired all of the issued and outstanding shares of capital stock of K.R. Johnson and Associates (KRJA), an Idaho corporation which was 100% owned by an individual. In exchange for all of the shares common stock of KRJA, the Company paid cash of $525,000, issued promissory notes of $475,000 and issued 100,000 shares of the Company's common stock.

A summary of the KRJA assets acquired and consideration for is as follows:

                          PRACTICEXPERT SERVICES CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                  Allocated
  Assets Acquired                                  Amount
  ---------------                                  -------
       Cash                                     $    78,845
       Inventory                                     14,000
       Fixed assets                                  72,504
       Other assets                                  26,030
       Current liabilities                          (11,350)
       Long term liabilities                       (103,878)
       Client lists acquired                      1,023,837
                                                -----------
                                                $ 1,099,988
                                                ===========

Management allocated the purchase price to the basis of the assets acquired based on management's appraisals at the date of acquisition.

      Consideration paid                             Amount
      ------------------                             ------
      Cash                                       $  525,000
      Promissory note                               475,000
      Common stock-100,000 shares                     5,000
      Acquisition related costs                      94,988
                                                 ----------
                                                 $1,099,988
                                                 ==========
Note 16 - Commitments

The Company leases its office facilities under two long term leases. Future commitments under operating leases for the next five years are as follows:

             Year Ending December 31                   Operating Leases
             -----------------------                   ----------------
                      2003                                $  155,974
                      2004                                   167,657
                      2005                                   171,429
                      2006                                   175,288
                      2007                                   165,142
                      Thereafter                             190,765
                                                             -------
                   Total minimum lease payment            $1,026,255
                                                          ==========

The rent expenses were $96,702 and $104,430 for the year ended December 31, 2002 and 2001, respectively.

Note 17 - Going concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of December 31, 2002, the Company has accumulated operating losses of $362,959, including a net loss of $95,244 for the year ended December 31, 2002. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that

                          PRACTICEXPERT SERVICES CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

might be necessary should the Company be unable to continue as a going concern. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used for further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

Note 18 - Subsequent event

The Company entered into a stock purchase agreement (the "Purchase Agreement") with Thaon Communications, Inc. ("Thaon") a Nevada corporation, which closed on April 11, 2003. Thaon purchased 92% of the Company's outstanding common stock. In exchange, as a group, the Selling Shareholders received 153,411,925 shares of common stock and 1,845,000 shares of Preferred Series C stock, constituting 72.75% of the Thaon's voting securities. As a condition of the Purchase Agreement, on April 11, 2003, the current officers of Thaon resigned and the board of directors appointed officers of the Company as Thaon's officers.

The acquisition will be treated as a capital transaction in substance, rather than a business combination, and is deemed a "reverse acquisition" for accounting purposes since the former owners of the Company controlled majority of the total shares of Common Stock of the Thaon outstanding immediately following the acquisition. Accordingly, the merger of the two companies will be recorded as a recapitalization of the Company, with the Company being treated as the continuing entity. The continuing company has retained December 31 as its fiscal year end. The financial statements of legal acquirer are not significant, therefore, no pro forma financial information is submitted.